PRESS RELEASE

      FOR IMMEDIATE RELEASE

Ralph E. Weber

 (504) 457-6220

GS FINANCIAL CORP. AND GUARANTY SAVINGS

HURRICANE KATRINA UPDATE:

ADDITIONAL OFFICES RESUME OPERATIONS

Metairie, Louisiana - (September 26, 2005) - GS Financial Corp. (the “Company”) (Nasdaq/NMS: GSLA) and its subsidiary, Guaranty Savings and Homestead Association (the “Association”), announced that they have resumed full banking operations during limited hours at both its main office and branch office in Metairie.  The Company and the Association had previously announced the resumption of limited banking operations at its Mandeville branch location at  2111 N. Causeway Boulevard, Mandeville, Louisiana, on September 8, 2005.

A visual inspection of the exterior of our New Orleans branch office indicates that the building sustained significant damage from the 4-5 feet of flood waters associated with Hurricane Katrina.  A thorough assessment of the extent of the damages will be conducted when the civil evacuation orders in Orleans Parish are lifted.  Updated information will be posted on our web site, www.gsha.com, as it becomes available.

GS Financial Corp. provides community banking services through its wholly-owned subsidiary, Guaranty Savings and Homestead Association, a Louisiana chartered savings association, in the metropolitan New Orleans area.